Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

LONGEVITY HEALTH HOLDINGS, INC.

ARTICLE I – MEETINGS OF STOCKHOLDERS

Section 1.1 Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting. The Board of Directors may in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication. In the event that the meeting is held by remote communication, (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 1.2 Annual Meetings. The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held after the close of the Corporation’s fiscal year on such date and at such time as shall be designated by the Board of Directors.

Section 1.3 Special Meetings. Special meetings may be called at any time by the Chairman of the Board, the President, the Board of Directors or the holders of not less than fifty percent (50%) of the outstanding stock entitled to vote at such meeting.

Section 1.4 Notice of Meetings. Except as otherwise provided by these Bylaws or by law, a written notice stating the place, if any, date and hour of each meeting, the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meetings and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case. If mailed, such notice shall be deemed to have been delivered when deposited in the U.S. mail with postage prepaid and addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders of the Corporation, any notice given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notice given pursuant to the preceding sentence shall be deemed given: (i) if by facsimile telecommunications, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein. A stockholder may revoke such stockholder’s consent to receive notice by electronic transmission by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. “Electronic transmission” means any form of communications, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 1.5 Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.6 List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such lists. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 1.7 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at a meeting shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present in person or by proxy shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine.

Section 1.8 Voting. Except as otherwise provided in the Certificate of Incorporation or by law, each stockholder shall be entitled to one vote for each share of the capital stock of the Corporation registered in the name of such stockholder upon the books of the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy. Except as otherwise expressly provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the stockholders the voting shall be by voice vote, but upon the direction of the presiding officer or upon the demand of any stockholder, the vote upon any matter before a meeting of stockholders shall be by ballot. Except as otherwise provided by law, or by the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the stockholders entitled to vote in the election and, whenever any corporate action, other than the election of directors is to be taken, it shall be authorized by a majority of the votes cast at a meeting of stockholders by the stockholders entitled to vote thereon. Shares of the capital stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmissions was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.

Section 1.9 Action without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the minutes of proceedings of the stockholders of the Corporation. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal place of business, or an officer or agent of the Corporation having custody of the minutes of proceedings of the stockholders of the Corporation. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated, provided that any such telegram, cablegram or other electronic transmission set forth or is delivered with information from which the Corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall have been delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the minutes of the proceedings of the stockholders of the Corporation.

ARTICLE II – DIRECTORS

Section 2.1 Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall exercise all powers that may be exercised or performed by the Corporation and that are not by statute, the Certificate of Incorporation or these Bylaws directed to be exercised or performed by the stockholders.

Section 2.2 Number, Election and Term of Office. The Board of Directors shall consist initially of one (1) member, and thereafter shall consist of not less than one (1) nor more than seven (7) members. The total number of authorized directors shall be fixed from time to time within such range by a duly adopted resolution of the Board of Directors. Directors need not be stockholders of the Corporation. The directors shall be elected by the stockholders at the annual meeting or any special meeting called for such purpose. Each director shall hold office until his or her successor shall be duly elected and qualified or until his or her earlier resignation or removal. A director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Unless otherwise specified in such notice, a resignation shall take effect upon delivery of such notice to the Corporation.

Section 2.3 Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, unless otherwise provided by the General Corporation Law of the State of Delaware.

Section 2.4 Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of authorized directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any such vacancy or newly created directorship shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The occurrence of a vacancy which is not filled by action of the Board of Directors shall constitute a determination by the Board of Directors that the number of directors is reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 2.5 Regular Meetings of Directors. Regular meetings of the Board of Directors shall be held at such time and place, within or without the State of Delaware, as the Board of Directors shall from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting.

Section 2.6 Special Meetings of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or two or more members of the Board of Directors then in office and may be held at any time, date or place, within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place of such meeting shall be given, orally or in writing, by the person or persons calling the meeting to all directors at least three days before the meeting if the notice is mailed (which shall be by first class, registered or certified United States mail), or at least 24 hours before the meeting if such notice is given by telephone, hand delivery, overnight or similar courier, telegram, telex, mailgram, facsimile, electronic mail or similar communication method. Any such notice need not state the purpose or purposes of such meeting.

Section 2.7 Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business. Except as otherwise provided herein or in the Certificate of Incorporation, or required by law, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.8 Action without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings and electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.9 Telephone Participation in Meetings. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 2.10 Execution of Documents and Instruments. Notwithstanding any subsequent provisions of these Bylaws, the Board shall have power from time to time by resolution to prescribe by what officers or agents particular documents or instruments, or particular classes of documents or instruments, shall be signed, countersigned, endorsed or executed; provided, however, that any person, firm or corporation may and shall be entitled to accept and to act upon any document or instrument signed, countersigned, endorsed or executed by officers or agents of the Corporation pursuant to the provisions of these Bylaws unless prior to receipt of such document or instrument such person, firm or corporation has been furnished with a certified copy of a resolution of the Board prescribing a different signature, counter-signature, endorsement or execution.

ARTICLE III – OFFICERS

Section 3.1 Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors shall choose a President, a Secretary and a Treasurer, and may choose a Chairman of the Board, a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer, a Senior Vice President or Senior Vice Presidents, an Executive Vice President or Executive Vice Presidents, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers and other officers and agents as it shall deem necessary or appropriate. All officers of the Corporation shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 3.2 Term of Office; Removal. Subject to the next sentence of this Section 3.2, each officer of the Corporation shall hold office until such officer’s successor is chosen and shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.3 Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that such person is also a director of the Corporation.

Section 3.4 The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time by the Board of Directors. The Chairman of the Board shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 3.5 The Chief Executive Officer. The Chief Executive Officer, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory and management functions and duties as may be assigned to the Chief Executive Officer from time to time by the Board of Directors or by the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors).

Section 3.6 The President. The President shall, subject to the direction of the Board of Directors, have general supervision over the business and operations of the Corporation. The President shall, in general and unless otherwise prescribed by the Board of Directors, perform all duties incident to the office of President and such other duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors) or the Chief Executive Officer.

Section 3.7 The Chief Financial Officer and the Chief Operating Officer. The Chief Financial Officer, if any, and the Chief Operating Officer, if any, shall, subject to the direction of the Board of Directors, perform such executive, supervisory and management functions and duties as may be assigned to each of them, respectively, from time to time by the Board of Directors, the Chairman of the Board (if the Chairman of the Board be so authorized by the Board of Directors) or the Chief Executive Officer.

Section 3.8 The Senior Vice Presidents, the Executive Vice Presidents and the Vice Presidents. The Senior Vice President, if any (or in the event that there be more than one, the Senior Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if none, the Executive Vice President, if any (or in the event that there be more than one, the Executive Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), or, if none, the Vice President, if any (or in the event that there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of, or in the event of the disability of, the President, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 3.9 The Secretary; Assistant Secretaries.

(a) Duties of the Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors, if required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President, under whose supervision the Secretary shall act. The Secretary shall have custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and, when so affixed, the seal may be attested by the Secretary’s signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by such officer’s signature.

(b) Duties of the Assistant Secretary. The Assistant Secretary, if any (or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 3.10 The Treasurer; Assistant Treasurers.

(a) Duties of the Treasurer. The Treasurer shall have the custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at regular meetings of the Board, or whenever they may require it, an account of all transactions and of the financial condition of the Corporation.

(b) Duties of the Assistant Treasurer. The Assistant Treasurer, if any (or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s disability, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 3.11 Delegation of Authority. Notwithstanding any provision hereof, the Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officers or agents.

ARTICLE IV – INDEMNIFICATION

Section 4.1 Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director and officer (including each former director and officer) of the Corporation who was or is made a party to or witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an Authorized Representative (as defined in Section 4.9 hereof) of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

Section 4.2 Payment of Expenses. The Corporation shall pay expenses (including attorneys’ fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 4.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 4.1 hereof in advance of the final disposition of such action, suit or proceeding; provided, however, that such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all such amounts paid in advance if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation because he or she has not met the standard or conduct set forth in the first sentence of Section 4.5 hereof.

Section 4.3 Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an Authorized Representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any person described in the first sentence of this Section 4.3 by reason of his or her participation in any action, suit or proceeding referred to in the first sentence of this Section 4.3 in advance of the final disposition of such action, suit or proceeding; provided, however, that such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such person to repay all such amounts paid in advance if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation because he or she has not met the standard or conduct set forth in the first sentence of Section 4.5 hereof.

Section 4.4 Basis of Rights; Other Rights. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an Authorized Representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 4.5 Determination of Indemnification. Any indemnification under this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Authorized Representative is proper in the circumstances because such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made with respect to an Authorized Representative who is a director or officer at the time of such determination (i) by a majority vote of the directors who are not parties to such action, suit or proceeding even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendereor its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 4.6 Insurance. The Corporation may purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity, or arising out of such director’s or officer’s status as such, whether or not the Corporation would have the power to indemnify such director or officer against such liability under the provisions of this Article. The Corporation shall not be required to maintain such insurance if it is not available on terms satisfactory to the Board of Directors or if, in the business judgment of the Board of Directors, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. The Corporation may purchase and maintain insurance on behalf of any person referred to in Section 4.3 hereof against any liability asserted against or incurred by such person in any capacity, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 4.7 Powers of the Board. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses and the purchase and maintenance of insurance referred to in this Article IV.

Section 4.8 Definition of “Corporation”. For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Authorized Representatives so that any person who is or was an Authorized Representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

Section 4.9 Definition of “Authorized Representative”. For the purposes of this Article, the term “Authorized Representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE V – SHARES OF CAPITAL STOCK

Section 5.1 Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such stock, or options or other rights to purchase such stock or securities may be issued or granted in accordance with authority granted by resolution of the Board of Directors.

Section 5.2 Stock Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the President or Chairman of the Board and by the Secretary or Treasurer, and may be sealed with the seal of the Corporation. All such certificates shall be numbered consecutively, and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

Section 5.3 Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation, by the holder of record in person or by the holder’s duly authorized representative, upon surrender to the Corporation of the certificate for such shares duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

Section 5.4 Lost, Stolen, Destroyed, or Mutilated Certificates. New stock certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed, or mutilated, upon such terms and conditions, including proof of loss or destruction, and the giving of a satisfactory bond of indemnity, as the Board of Directors from time to time may determine.

Section 5.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer, and registration of shares of capital stock of the Corporation.

Section 5.6 Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 5.7 Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of the Corporation may be imposed either by these Bylaws or by an agreement among any number of stockholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to those securities issued prior to the adoption of the restriction unless the holders of such securities are parties to an agreement or voted in favor of the restriction.

ARTICLE VI – GENERAL PROVISIONS

Section 6.1 Corporate Seal. The Corporation may adopt a seal in such form as the Board of Directors shall from time to time determine.

Section 6.2 Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

Section 6.3 Authorization. All checks, notes, vouchers, warrants, drafts, acceptances, and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 6.4 Financial Reports. Financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

Section 6.5 Waivers of Notice. Whenever any notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 6.6 Effect of Bylaws. No provision in these Bylaws shall vest any property right in any stockholder.

ARTICLE VII – AMENDMENTS

The authority to adopt, amend or repeal Bylaws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting thereof, subject always to the power of the stockholders to adopt, amend or repeal Bylaws.